Exhibit 23
                        Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-74817 and 33-82040) of Main Place Funding, LLC and Main Place Real Estate Investment Trust, predecessor to Main Place Funding, LLC, respectively, of our report dated March 16, 2000 relating to the financial statements and our report dated March 16, 2000 relating to the Financial Statement Schedule, which appear in this Form 10-K.

/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 16, 2000